Exhibit 32
          CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of American Post Tension Inc. (the "Company") on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward Hohman, Chief Executive Officer and principal accounting officer, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 31, 2011

/s/ Edward Hohman
________________________
Edward Hohman Chief Executive and Financial Officer